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                                                                    EXHIBIT 3.03

                            CERTIFICATE OF AMENDMENT
                                       OF
                       CERTIFICATE OF LIMITED PARTNERSHIP
                      OF DEAN WITTER SPECTRUM SELECT L.P.

                            ------------------------

               PURSUANT TO SECTION 17-202 OF THE DELAWARE REVISED
                        UNIFORM LIMITED PARTNERSHIP ACT

                            ------------------------

    The undersigned, for the purpose of amending the Certificate of Limited Partnership of Dean Witter Spectrum Select L.P. filed with the Secretary of State of Delaware on March 21, 1991, does hereby certify as follows:

        FIRST. Name of Limited Partnership. The name of the limited partnership is Dean Witter Spectrum Select L.P.

        SECOND. Amendment. Article First of the Certificate of Limited Partnership is amended to read in full as follows:

        "FIRST. Name of Limited Partnership. The name of the limited partnership is Morgan Stanley Dean Witter Spectrum Select L.P."

    IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Limited Partnership as of the 6th day of April, 1999.

                                       DEAN WITTER SPECTRUM SELECT L.P.
                                       By: DEMETER MANAGEMENT CORPORATION,
                                           General Partner

                                       By: _____/s/_ROBERT E. MURRAY_____
                                                   Robert E. Murray
                                                       President